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                                                                   Exhibit 99.g

                      FORM OF INVESTMENT ADVISORY AGREEMENT

     This INVESTMENT ADVISORY AGREEMENT ("AGREEMENT") is made this __ day of ______, 2004, by and between Madison Harbor Balanced Strategies, Inc., a Maryland Corporation, (the "FUND") and Madison Harbor Capital Management, LLC, a Delaware limited liability company (the "ADVISER").

                                   WITNESSETH:

     WHEREAS, the Fund intends to engage in business as a closed-end, non-diversified, management investment company registered under the Investment Company Act of 1940, as amended (the "1940 ACT"); and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), and is engaged in the business of providing advice relating to investments in securities; WHEREAS, the Fund desires to retain the Adviser to render investment advisory services to the Fund in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, the Adviser desires to be retained to perform such services on said terms and conditions;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the Fund and the Adviser agree as follows:

     1. APPOINTMENT OF ADVISER. The Fund hereby appoints the Adviser as investment adviser of the Fund for the period and on the terms set forth in this Agreement. The Adviser accepts this appointment and agrees to render the services herein set forth, for the compensation herein described.

     2. DUTIES OF ADVISER.

          a. Subject to the supervision of the Fund's Board of Directors (the "Board"), the Adviser shall have full discretion and authority
               (i) to manage the assets and liabilities of the Fund and (ii) to manage the day-to-day business and affairs of the Fund, in each case in accordance with the investment objective, policies and restrictions that are set forth in the Fund's Private Placement Memorandum (the "Memorandum") which is filed as part of the Fund's Registration Statement on Form N-2, dated _______, 2004, and as it may be amended from time to time. In furtherance of and subject to the foregoing, the Adviser shall have full power and authority on behalf of the Fund, among other matters:

                    1. to purchase, sell, exchange, trade and otherwise deal in and with securities and other property of the Fund and to loan securities of the Fund;

                    2. to do any and all acts and exercise all rights with respect to the Fund's interest in any person, firm, corporation, partnership or other entity, including, without limitation, voting interests of the underlying funds (as defined in the Memorandum);

                    3. to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Fund on such terms as the Adviser considers appropriate, and to grant limited discretionary authorization to such persons with respect to price, time and other terms of investment and trading transactions, subject to Paragraph 2(b) hereof;

                    4. to borrow from banks or other financial institutions and to pledge Fund assets as collateral therefore, to trade on margin, to exercise or refrain from exercising all rights regarding the Fund's investments, and to instruct custodians regarding the settlement of transactions, the

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                         disbursement of payments to the Fund's investors (the
                         "Shareholders") with respect to repurchases of interests in the Fund ("Interests") and the payment of Fund expenses, including those relating to the organization and registration of the Fund;

                    5. to engage and terminate such attorneys, accountants and other professional advisers and consultants as the Adviser may deem necessary or advisable in connection with the affairs of the Fund or as may be directed by the Board;

                    6. to engage and terminate the services of one or more sub-advisers (the engagement of which shall be subject to the approval requirements of the 1940 Act) to assist the Adviser in providing, or to provide under the Adviser's control and supervision, advice and management to the Fund at the expense of the Adviser or of the Fund and to terminate such services, all subject to the terms hereof and applicable law;

                    7. as directed by the Board, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Fund or any assets of the Fund;

                    8. if directed by the Board, to arrange for the purchase of (A) one or more "key man" insurance policies on the life of any principal of a member of the Adviser, the benefits of which are payable to the Fund, or (B) any insurance covering the potential liabilities of the Fund or relating to the performance of the Board or the Adviser, or any of their principals, directors, officers, members, employees and agents; and

                    9. to execute, deliver and perform such contracts, agreements and other undertakings, and to engage in such activities and transactions as are, in the opinion of the Adviser, necessary or appropriate for the conduct of the business of the Fund without the act, vote or approval of any other Shareholders or person.

          b. The Adviser, in its discretion, may, directly or indirectly (through investment in underlying funds or with sub-advisers), use brokers who provide the Fund (or underlying funds or sub-advisers) with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Fund (or underlying funds), and the Fund (or underlying funds or sub-advisers) may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Adviser's (or underlying fund portfolio manager's ("portfolio manager") or sub-adviser's) good faith determination that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser (or sub-adviser) to the Fund (or of the portfolio manager to the underlying fund) and its other clients and that the total commissions paid by the Fund (or underlying funds) will be reasonable in relation to the benefits to the Fund (or underlying funds or sub-advisers) over the long term. Whenever the Adviser, a sub-adviser or an underlying fund manager simultaneously places orders to purchase or sell the same security on behalf of the Fund (or underlying fund) and one or more other accounts advised by the Adviser, sub-adviser, if any, or portfolio manager, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Fund recognizes that in some cases this procedure may adversely affect the results obtained for the Fund.

     3. SERVICES NOT EXCLUSIVE. The services furnished by the Adviser hereunder are not to be deemed exclusive and the Adviser shall be free to furnish similar services to others. Nothing in this Agreement shall limit or restrict the right of any member, director, officer or employee of the Adviser or its affiliates, who also may be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

     4. EXPENSES.

          a. During the term of this Agreement, the Fund will bear all expenses incurred in the business of the Fund, other than those not specifically assumed by the Adviser and other service providers pursuant

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               to their agreements with the Fund. Expenses to be borne by the
               Fund will include, but are not limited to, the following:

                    1. all costs and expenses directly related to portfolio transactions and positions for the Fund's account, including, but not limited to, brokerage commissions, research fees (including research related travel), interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold short but not yet purchased, custodial fees, shareholder servicing fees, margin fees, transfer taxes and premiums and taxes withheld on foreign dividends, and expenses from investments in underlying funds;

                    2. all costs and expenses associated with the organization, operation and registration of the Fund, certain offering costs and the costs of compliance with any applicable Federal or state laws;

                    3. the costs and expenses of holding any meetings of any Shareholders that are regularly scheduled, permitted or required to be held under the terms of the Fund's Articles of Incorporation or Bylaws, the 1940 Act or other applicable law;

                    4. the fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund;

                    5. the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund or the Board;

                    6. all costs and expenses associated with the selection of underlying funds, including due diligence and travel-related expenses;

                    7. all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Shareholders;

                    8. all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio, including appraisal and valuation services provided by third parties;

                    9. the fees of the Fund's administrator and custodian and other persons providing administrative services to the Fund;

                    10. all charges for equipment or services used for communications between the Fund and any service provider engaged by the Fund; and

                    11. such other types of expenses as may be approved from time to time by the Board.

          b. The payment or assumption by the Adviser of any expenses of the Fund that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

     5. COMPENSATION. As compensation for the services provided to the Company and the expenses assumed by the Adviser under this agreement, the Adviser shall receive from the Fund a quarterly management fee at annual rate equal to the sum of (i) 1.0% of the net asset value ("NAV") of the managed account (as defined in the Memorandum), and (ii) 2.0% of the NAV of funds invested in underlying funds. For purposes of determining the Adviser's fee, the NAV of each of the managed account and amounts invested in underlying funds will be the value of total assets of each, minus a pro rata portion of the sum of accrued liabilities (including accrued expenses) of the Fund and any declared but unpaid dividends on the Fund's shares ("Shares"). The management fee shall be earned at the beginning of each quarter and payable once the NAV calculation is finalized for the most recently closed quarter. The Adviser has agreed to waive the management fee during the subscription period for the Shares.

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     6. LIMITATION OF LIABILITY OF THE ADVISER. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any holders of Shares in connection with the matters to which this Agreement relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also a member, officer, director, employee or agent of the Adviser or its affiliates, who may be or becomes an officer, employee or agent of the Fund, shall be deemed when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent of one under the control or direction of the Adviser even though compensated by it.

     7. INDEMNIFICATION.

          a. The Fund will indemnify the Adviser and its affiliates, and each of their members, shareholders, directors, managers, officers and employees and any of their affiliated persons, executors, heirs, assigns, successors or other legal representatives (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties in respect of the Fund, except those resulting from the willful malfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person's reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by
               (A) the vote of a majority of the Board members who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board, that the Indemnified Person is entitled to indemnification hereunder. The Fund shall advance to an Indemnified Person reasonable attorneys' fees and other costs and expenses incurred in connection with defense of any action or proceeding arising out of such performance or non-performance. The Adviser agrees, and each other Indemnified Person will be required to agree as a condition to any such advance, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this Paragraph 7. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

          b. Notwithstanding any of the foregoing, the provisions of this Paragraph 7 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under Federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Paragraph 7 to the fullest extent permitted by law. The provisions of this Paragraph 7 shall survive the termination or cancellation of this Agreement.

     8. DURATION AND TERMINATION.

          a. This Agreement will become effective on the date the Fund commences investment operations, provided that this Agreement will not take effect unless it has first been approved (i) by a vote of a majority of those Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the outstanding voting securities of the Fund.

          b. Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the date the Fund commences investment operations. Thereafter, if not terminated, this

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               Agreement shall continue automatically for successive one-year periods, provided that such continuance is specifically approved at least annually by (i) members of the Board who are not parties to this Agreement or interested persons of any such party within the meaning of the 1940 Act, cast in person at a meeting called for the purpose of voting on such approval, and (ii) the Board or by a vote of a majority of the outstanding voting securities of the Fund.

          c. Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by the action of the Board or by a vote of a majority of the Fund's outstanding voting securities, on 60 days' written notice to the Adviser, or by the Adviser at any time, without the payment of any penalty, on 60 days' written notice to the Fund.

          d. This Agreement will automatically terminate in the event of its assignment.

     9. NOTICE. Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

     10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally; however, the provisions of this Agreement may be changed, waived, discharged or terminated by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, subject to the requirement of the 1940 Act.

     11. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the later shall control.

     12. MISCELLANEOUS.

          a. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          b. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

          c. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

          d. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

          e. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement on the day and year first above written.

                                                   MADISON HARBOR BALANCED
                                                   STRATEGIES, INC.

                                                   By:
                                                       -------------------------
                                                       [NAME]
                                                       [TITLE]


                                                   MADISON HARBOR CAPITAL
                                                   MANAGEMENT, LLC

                                                   By:
                                                       -------------------------
                                                       [NAME]
                                                       [TITLE]

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